UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 10, 2005 (May 4, 2005)

CELLSTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22972	75-2479727
(Commission File Number)	(IRS Employer Identification No.)

1730 Briercroft Court, Carrollton, Texas	75006
(Address of Principal Executive Offices)	(Zip Code)

(972)466-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 5, 2005, CellStar Corporation (the “Company”) issued a press release announcing, among other things, preliminary results of operations for the fourth quarter of 2004 and the first quarter of 2005 and the matters discussed under Item 4.02 below. The press release is included as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On May 4, 2005, management and the Audit Committee of the Company, after consultation with Grant Thornton LLP, the Company’s current independent auditor, and KPMG LLP, the Company’s former independent auditor, concluded that, as a result of accounting issues related to certain accounts receivable and revenues in its Asia Pacific Region, the Company will be required to restate its previously reported financial results and that the financial statements contained in the Company’s Annual Reports on Form 10-K for the years ended November 30, 2001, 2002, and 2003, the Company’s Quarterly Reports on Form 10-Q for the quarters ended in those periods, and for the quarters ended February 29, May 31 and August 31, 2004, should no longer be relied upon.

The accounting issues mentioned above primarily focus on three areas: (1) provision for sales returns; (2) provision for credits granted to customers; and (3) deferral of revenue. For a more detailed discussion of these issues along with a discussion of the Company’s announcement of the intended adjustment to the Company’s previously reported financial results, please refer to the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished with this Form 8-K.

99.1	CellStar Corporation press release dated May 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: May 10, 2005

	By:	/s/ Elaine Flud Rodriguez
	Name:	Elaine Flud Rodriguez
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	CellStar Corporation press release dated May 5, 2005.